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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Noble Affiliates, Inc.
Ardmore, Oklahoma

We hereby consent to the use of our report to Energy Development Corporation dated September 27, 1996, entitled "Proved Reserves as of July 1, 1996", as amended, contained in the Prospectus constituting part of Noble Affiliates, Inc.'s Securities and Exchange Commission Registration Statement on Form S-3 and to the references to Miller & Lents, Ltd. under the headings "The Company-Properties-Reserves" and "Experts".

                                          MILLER & LENTS, LTD.



                                          By:     /s/ Larry M. Gring
                                                  ---------------------
                                                  Larry M. Gring
                                                  Senior Vice President

Houston, Texas
December 18, 1996